As filed with the Securities and Exchange Commission on August 16, 2016.

Registration No. 033-57557

Registration No. 033-63101

Registration No. 333-66129

Registration No. 333-72287

Registration No. 333-78953

Registration No. 333-120446

Registration No. 333-138624

Registration No. 333-156217

Registration No. 333-173628

Registration No. 333-175894

Registration No. 333-189514

Registration No. 333-189519

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 033-57557

Post-Effective Amendment No. 3 to Form S-8 Registration Statement No. 033-63101

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-66129

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-72287

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-78953

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-120446

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-138624

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-156217

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-173628

Post-Effective Amendment No. 2 to Form S-8 Registration Statement No. 333-175894

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-189514

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-189519

FORM S-8

REGISTRATION STATEMENT

under

THE SECURITIES ACT OF 1933

FIRSTMERIT CORPORATION

(Exact name of registrant as specified in its charter)

Ohio	34-1339938
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

c/o Huntington Bancshares Incorporated 41 South High Street Columbus, Ohio	43287
(Address of Principal Executive Offices)	(Zip Code)

1985 FirstMerit Corporation Stock Plan (CV)

1993 FirstMerit Corporation Stock Plan (CV)

FirstMerit Corporation and Affiliates Employees’ Salary Savings Retirement Plan

Security First 1987 Stock Option and Incentive Plan

Security First 1996 Stock Option and Incentive Plan

First Kent Financial Corporation 1994 Stock Option Plan

Signal Amended and Restated Stock Option and Incentive Plan

Signal Non-Employee Director Stock Option Plan

Signal 1997 Omnibus Incentive Plan

First Shenango Bancorp, Inc. 1993 Stock Option Plan

Summit Bancorp 1989 Stock Incentive Plan

FirstMerit Corporation 1999 Stock Plan

FirstMerit Corporation 1997 Stock Plan

Amended and Restated FirstMerit Corporation Executive Deferred Compensation Plan

Amended and Restated FirstMerit Corporation Director Deferred Compensation Plan

FirstMerit Corporation Amended and Restated 2002 Stock Plan

FirstMerit Corporation 2006 Equity Plan

FirstMerit Corporation 2011 Equity Incentive Plan

Citizens Republic Bancorp 401(k) Plan

Citizens Republic Bancorp, Inc. Stock Compensation Plan

Republic Bancorp, Inc. 1998 Stock Option Plan

(Full title of the plan)

Richard A. Cheap, Esq.

General Counsel and Secretary

Huntington Bancshares Incorporated

41 South High Street

Columbus, Ohio 43287

(614) 480-4647

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

Copy to:

Edward D. Herlihy, Esq.

Nicholas G. Demmo, Esq.

Mark F. Veblen, Esq.

Wachtell, Lipton, Rosen & Katz

51 West 52nd Street

New York, New York 10019

(212) 403-1000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

Explanatory Note

This Post-Effective Amendment relates to the following Registration Statements on Form S-8 (collectively, the “Registration Statements”) of FirstMerit Corporation (the “Registrant”):

•	File No. 033-57557, pertaining to the registration of 355,311 shares of common stock, without par value (the “Common Stock”), issuable under the 1985 FirstMerit Corporation Stock Plan (CV) and the 1993 FirstMerit Corporation Stock Plan (CV).

•	File No. 033-63101, pertaining to the registration of 3,000,000 shares of Common Stock issuable under the FirstMerit Corporation and Affiliates Employees’ Salary Savings Retirement Plan.

•	File No. 333-66129, pertaining to the registration of 292,834 shares of Common Stock issuable under the Security First 1987 Stock Option and Incentive Plan, Security First 1996 Stock Option and Incentive Plan, and First Kent Financial Corporation 1994 Stock Option Plan.

•	File No. 333-72287, pertaining to the registration of 930,752 shares of Common Stock issuable under the Signal Amended and Restated Stock Option and Incentive Plan, Signal Non-Employee Director Stock Option Plan, Signal 1997 Omnibus Incentive Plan, First Shenango Bancorp, Inc. 1993 Stock Option Plan, and Summit Bancorp 1989 Stock Incentive Plan.

•	File No. 333-78953, pertaining to the registration of 6,600,000 shares of Common Stock issuable under the FirstMerit Corporation 1999 Stock Plan, FirstMerit Corporation 1997 Stock Plan, Amended and Restated FirstMerit Corporation Executive Deferred Compensation Plan, and Amended and Restated FirstMerit Corporation Director Deferred Compensation Plan.

•	File No. 333-120446, pertaining to the registration of 4,000,000 shares of Common Stock issuable under the FirstMerit Corporation Amended and Restated 2002 Stock Plan.

•	File No. 333-138624, pertaining to the registration of 3,000,000 shares of Common Stock issuable under the FirstMerit Corporation 2006 Equity Plan.

•	File No. 333-156217, pertaining to the registration of 1,100,000 shares of Common Stock issuable under the Amended and Restated FirstMerit Corporation Director Deferred Compensation Plan and Amended and Restated FirstMerit Corporation Executive Deferred Compensation Plan.

•	File No. 333-173628, pertaining to the registration of 4,600,363 shares of Common Stock issuable under the FirstMerit Corporation 2011 Equity Incentive Plan.

•	File No. 333-175894, pertaining to the registration of 5,000,000 shares of Common Stock issuable under the FirstMerit Corporation and Affiliates Employees’ Salary Savings Retirement Plan.

•	File No. 333-189514, pertaining to the registration of 500,000 shares of Common Stock issuable under the Citizens Republic Bancorp 401(k) Plan.

•	File No. 333-189519, pertaining to the registration of 1,921,426 shares of Common Stock issuable under the Citizens Republic Bancorp, Inc. Stock Compensation Plan and Republic Bancorp, Inc. 1998 Stock Option Plan.

Pursuant to that certain Agreement and Plan of Merger, dated as of January 25, 2016, by and among Huntington Bancshares Incorporated (“Huntington”), the Registrant, and West Subsidiary Corporation (“Merger Sub”), an Ohio corporation and a wholly owned subsidiary of Huntington, on August 16, 2016, Merger Sub merged with and into the Registrant, with the Registrant continuing as a wholly owned subsidiary of Huntington (the “First Step Merger”), and immediately thereafter, the Registrant merged with and into Huntington, with Huntington continuing as the surviving entity (the “Second Step Merger,” and together with the First Step Merger, the “Mergers”).

In connection with the consummation of the Mergers, the Registrant terminates the Registration Statements and deregisters the remaining securities registered but unsold under the Registration Statements, if any, in accordance with an undertaking made by the Registrant in the Registration Statements to remove from registration, by means of a post-effective amendment, any of the securities that had been registered for issuance that remain unsold at the termination of the offering. The Registration Statements are hereby amended, as appropriate, to reflect the deregistration of such securities.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Columbus, Ohio, on August 16, 2016. No other person is required to sign this Post-Effective Amendment to the Registration Statements in reliance upon Rule 478 under the Securities Act of 1933, as amended.

HUNTINGTON BANCSHARES INCORPORATED
As successor by merger to FirstMerit Corporation

By:	/s/ Richard A. Cheap
Name:	Richard A. Cheap
Title:	Secretary